UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2014

Bitcoin Shop, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Fort Myer Drive, Suite #1105 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 21, 2014, Bitcoin Shop, Inc. (the “Company”) entered into a Share Redemption Agreement and Release (the “Redemption Agreement”) with each of Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman, Charles Kiser, its Chief Marketing Officer and Michal Handerhan, its Chief Operating Officer and corporate secretary (collectively, the “Company Officers”) pursuant to which the Company Officers agreed to return an aggregate of 12,750,000 shares of the Company’s common stock, par value $0.001 per share, held by them to the Company for cancellation in consideration for an aggregate payment of $2,490.72.

The form of Redemption Agreement is filed herewith as Exhibit 10.1.  The foregoing information is a summary of the Redemption Agreement and related transaction, is not complete, and is qualified in its entirety by reference to the full text of the form of Redemption Agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the form of Redemption Agreement for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Form of Share Redemption Agreement and Release
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: October 22, 2014	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer